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              [Letterhead of EMENS, KEGLER, BROWN, HILL & RITTER]
                                                                        Ex. 23.2

Dear Ladies and Gentlemen:

        We hereby consent to the incorporation by reference into the Synetic,
Inc. Registration Statement on Form S-3 (File No. 333-     ) filed with the
Securities and Exchange Commission, of the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 1996. We also consent to all references to our firm included in such Registration Statement.


Columbus, Ohio
January 31, 1997                            Very truly yours,

                                            EMENS, KEGLER, BROWN, HILL
                                              & RITTER CO., L.P.A.



                                            By: /s/ Jack A. Bjerke
                                                ------------------------------
                                                Jack A. Bjerke, Vice President